___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011

ALTO GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

700 West Hillsboro Blvd. Building 3, Suite 207 Deerfield Beach, FL	33441
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 973-2133

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement commun ications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 1, 2011, the Board and holders of a majority of the voting rights of the Company’s capital stock issued and approved a restatement of the Company’s Articles of Incorporation.  The purpose of the restatement of the Articles of Incorporation was to increase the number of authorized shares of Common Stock from 50,000,000 to 7,000,000,000 shares.  A copy of the amended and restated Articles of Incorporation of the Company is attached as an exhibit to Current Report.

Also on December 1, 2011, the Board of Directors approved an amendment and restatement of the Certificate of Designation to the Company’s Articles of Incorporation. The only change to the Company’s Certificate of Designation is a change in the number of voting rights applicable to each share of Preferred Stock from twenty thousand (20,000) to one hundred fifty thousand (150,000). The amended and restated Certificate of Designation is attached as an exhibit to this Current Report.

Item 5. 07 Submission of Matters to a Vote of Security Holders

On December 1, 2011, the Board of Directors and holders of a majority of the voting rights of the Company’s capital stock approved a restatement of the Company’s Articles of Incorporation . The purpose of the restatement of the Articles of Incorporation was to increase the number of authorized shares of Common Stock.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1a Amended and Restated Articles of Incorporation of Alto Group Holdings, Inc.

3.1b Amended and Restated Certificate of Designation to the Articles of Incorporation of Alto Group Holdings, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

Date: December 5, 2011	By:	/s/ Mark Klok
Mark Klok Chief Executive Officer